EXHIBIT 99.5

                         COMMERCIAL FEDERAL CORPORATION
                 2002 STOCK OPTION AND INCENTIVE PLAN COMMITTEE

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                           NOTICE OF RESTRICTED STOCK
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     WHEREAS,  the Board of Directors of  Commercial  Federal  Corporation  (the
"Company") has previously adopted the Commercial Federal Corporation 2002 Stock Option and Incentive Plan (the "Plan"), and

     WHEREAS, the Board of Directors of the Company has previously appointed Directors ______________, __________________ and ___________________ as members of the Commercial Federal Corporation 2002 Stock Option and Incentive Plan Committee (the "Committee") pursuant to the terms of the Plan; and

     WHEREAS, the Plan became effective on May 14, 2002 upon its receipt of stockholder approval, and Paragraph 10 of the Plan provides that the Committee may grant restricted stock awards to employees and directors.

     PLEASE TAKE NOTICE, that the following  individuals be granted a restricted
stock   award   under   the   Plan   ("Restricted   Stock   Award"),   effective
____________________, ______:


                                           Number of Shares Subject to
        Recipient                            Restricted Stock Award
        ---------                            ----------------------


       ______________                                ________


     AND BE IT FURTHER RESOLVED, that such Restricted Stock Award shall vest according to the following schedule:

                                                   Percentage of Total Shares
      Years of Continuous Employment           Subject to Restricted Stock Award
   After Date of Restricted Stock Award              Which Will Be Vested
   ------------------------------------              --------------------

         Upon grant

         1 year but less than 2 years

         3 years but less than 4 years

         4 years but less than 5 years

         5 years or more


AND BE IT FURTHER RESOLVED, that the Restricted Stock Award specified herein shall be subject to the restrictions and other provisions of Paragraph 10 of the Plan.

Date of Notice:

______________________                  COMMERCIAL FEDERAL CORPORATION
                                        2002 STOCK OPTION AND INCENTIVE PLAN
                                        COMMITTEE


                                        By:_____________________________________